                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Main Street Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                        [Main Street Bancorp, Inc. LOGO]

                                 March 30, 2001

Dear Shareholder:

     We are pleased to invite you to the 2001 Annual Meeting of Shareholders of Main Street Bancorp, Inc. to be held on Wednesday, May 2, 2001 at 3:00 p.m., at the Lincoln Hotel Plaza and Conference Center, 5th and Washington Streets, Reading, Pennsylvania.

     The Notice of Annual Meeting and Proxy Statement on the following pages address the formal business of the meeting, which includes the election of directors. At the Annual Meeting, the Corporation's management will address other corporate matters which may be of interest to you and will be available to respond to your questions.

     Please sign, date and return the accompanying Proxy promptly, whether or not you are able to attend the meeting. A postage paid return envelope is enclosed for your convenience.

                                          Sincerely,

                                          [Brian M. Hartline Signature]
                                          BRIAN M. HARTLINE
                                          President and
                                          Chief Executive Officer

                        [Main Street Bancorp, Inc. LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 2001
                            ------------------------

To The Shareholders Of Main Street Bancorp, Inc:

     Notice is hereby given that the Annual Meeting of Shareholders of MAIN STREET BANCORP, INC. (the "Corporation") will be held at 3:00 p.m., on Wednesday, May 2, 2001 at the Lincoln Plaza Hotel and Conference Center, 5th and Washington Streets, Reading, Pennsylvania for the following purposes:

     1. To elect four (4) Class III Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 19, 2001, will be entitled to notice of and to vote at the Annual Meeting.

     YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                                          By Order of the Board of Directors,

                                     [/s/ Andrew J. Rothermel]
                                          ANDREW J. ROTHERMEL
                                          Secretary
March 30, 2001

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 2, 2001

                                    GENERAL

INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Main Street Bancorp, Inc. (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 2, 2001 at 3:00 p.m., at the Lincoln Plaza Hotel and Conference Center, 5th and Washington Streets, Reading, Pennsylvania, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at the Berks County Bank Building, 601 Penn Street, Reading, Pennsylvania 19601. The telephone number for the Corporation is (610) 685-1400. All inquiries should be directed to Brian M. Hartline, President and Chief Executive Officer of the Corporation.

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 30, 2001.

     Shares of the Corporation's common stock, $1.00 par value (the "Common Stock") represented by the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications thereon. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class III Director named below. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and, after giving written notice to the Secretary of the Corporation, to vote in person. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees or other representatives of the Corporation and the Bank may solicit Proxies personally, by telephone, telegraph and fax.

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCABILITY OF PROXY

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Andrew J. Rothermel, Secretary of the Corporation, at 601 Penn Street, Post Office Box 1097, Reading, Pennsylvania 19603; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

VOTING SECURITIES AND RECORD DATE

     At the close of business on Monday, March 19, 2001, the Corporation had 10,470,380 shares of Common Stock outstanding.

     Only holders of Common Stock of record at the close of business on March 19, 2001 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote, and, accordingly, holders of Common Stock are entitled to cast a total of 10,470,380 votes at the Annual Meeting.

QUORUM

     Pursuant to Article 1, Section 102, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be used for purposes of determining whether a quorum exists at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

     There were no beneficial owners of more than five percent (5%) of the Common Stock.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth as of March 19, 2001, the amount and percentage of the Common Stock beneficially owned by each director, each nominee for director, each named executive officer, and all directors and executive officers of the Corporation as a group.

                                                                  AMOUNT AND NATURE         PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP(1)(2)    OF CLASS
------------------------                                      --------------------------    --------
DIRECTORS AND NOMINEES:
Richard D. Biever(3)........................................             36,134              0.34%
William H. Combs, III(4)....................................              5,214               0.05
Albert L. Evans, Jr.(5).....................................             44,139               0.42
Richard T. Fenstermacher(6).................................             23,882               0.23
Ivan H. Gordon(7)...........................................             28,579               0.27
Frederick A. Gosch(8).......................................             26,623               0.25
Jeffrey W. Hayes(9).........................................            129,005               1.23
Brian M. Hartline(10).......................................             55,500               0.53
Ezekiel S. Ketchum(11)......................................                800               0.01
Alfred B. Mast(12)..........................................             91,763               0.87
Wesley R. Pace(13)..........................................             59,781               0.57
Raman V. Patel(14)..........................................             18,578               0.18
Floyd S. Weber(15)..........................................             60,039               0.57
OTHER NAMED EXECUTIVE OFFICERS:
Richard A. Ketner(16).......................................            102,119               0.97
Andrew J. Rothermel(17).....................................             35,634               0.34
Steven A. Ehrlich(18).......................................             39,185               0.37
Robert D. McHugh, Jr.(19)...................................             35,424               0.34
Nelson R. Oswald(20)........................................            168,195               1.61
All Directors and Executive Officers as a Group (26
  persons)..................................................          1,065,307               9.82(21)

---------------
 (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 19, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

 (2) Information furnished by the directors, executive officers and the Corporation.

 (3) Includes 26,008 shares of Common Stock held individually by Mr. Biever, 2,500 shares of Common Stock held directly by Mr. Biever's spouse and 7,626 shares subject to stock options granted to Mr. Biever.

 (4) Includes 5,000 shares of Common Stock held individually by Mr. Combs and 214 shares of Common Stock held directly by Mr. Comb's spouse.

 (5) Includes 2,789 shares of Common Stock held individually by Mr. Evans, 31,537 shares of Common Stock held jointly by Mr. Evans with his spouse, 500 shares of Common Stock held directly by Mr. Evans' spouse and 9,313 shares subject to stock options granted to Mr. Evans.

 (6) Includes 4,704 shares of Common Stock held individually by Mr. Fenstermacher, 9,866 shares of Common Stock owned directly by Sonric, a partnership, and 9,312 shares subject to stock options granted to Mr. Fenstermacher.

 (7) Includes 14,760 shares of Common Stock held individually by Mr. Gordon, 1,719 shares of Common Stock held jointly by Mr. Gordon and his spouse, 1,262 shares of common stock held by his spouse, 3,774 shares of Common Stock held by Mr. Gordon's IRA, and 7,064 shares subject to stock options granted to Mr. Gordon.

 (8) Includes 17,344 shares of Common Stock held jointly by Mr. Gosch and his spouse, 1,653 shares of Common Stock held by Pflueger Insurance Agency and 7,626 shares subject to stock options granted to Mr. Gosch.

 (9) Includes 73,601 shares of Common Stock held individually by Mr. Hayes, 22,583 shares of Common Stock held by Mr. Hayes spouse, 9,239 shares of Common Stock held by Mr. Hayes' spouse as custodian for his daughter, 7,957 shares held by Mr. Hayes as trustee for his daughter and 15,625 shares subject to stock options granted to Mr. Hayes.

(10) Includes 45,500 shares of Common Stock held individually by Mr. Hartline and 10,000 shares of Common Stock subject to stock options granted to Mr. Hartline.

(11) Includes 800 shares of Common Stock held individually by Mr. Ketchum.

(12) Includes 57,364 shares of Common Stock held individually by Mr. Mast, 3,774 shares of Common Stock held by Mr. Mast's children and 30,625 shares subject to stock options granted to Mr. Mast.

(13) Includes 44,156 shares of Common Stock held jointly by Mr. Pace and his spouse, and 15,625 shares subject to stock options granted to Mr. Pace.

(14) Includes 1,111 shares of Common Stock held individually Mr. Patel, 14,841 shares of Common Stock held jointly by Mr. Patel and his spouse and 2,626 shares subject to stock options granted to Mr. Patel.

(15) Includes 1,224 shares of Common Stock held individually by Mr. Weber, 46,615 shares of Common Stock held jointly by Mr. Weber and his spouse, 357 shares of Common Stock held by Mr. Weber's IRA and 11,843 shares subject to stock options granted to Mr. Weber.

(16) Includes 19,422 shares of Common Stock held jointly by Mr. Ketner and his spouse, 1,360 shares of Common Stock allocated to the account of Mr. Ketner under the Corporation's 401(k) Retirement Savings Plan and 81,337 shares subject to stock options granted to Mr. Ketner.

(17) Includes 5,905 shares of Common Stock held individually by Mr. Rothermel, 2,276 shares of Common Stock allocated to the account of Mr. Rothermel under the Corporation's 401(k) Retirement Savings Plan, 260 shares of Common Stock held by Mr. Rothermel's spouse, 101 shares of Common Stock held by Mr. Rothermel's child, 1,092 shares of Common Stock held by Mr. Rothermel's IRA and 26,000 shares subject to stock options granted to Mr. Rothermel.

(18) Includes 2,505 shares of Common Stock held jointly by Mr. Ehrlich and his spouse and 36,680 shares subject to stock options granted to Mr. Ehrlich.

(19) Includes 27,800 shares of Common Stock held individually by Mr. McHugh and 7,624 shares of Common Stock allocated to the account of Mr. McHugh under the Corporation's 401(k) Retirement Savings Plan.

(20) Includes 156,523 shares of Common Stock held jointly by Mr. Oswald and his spouse, 963 shares of Common Stock held by Mr. Oswald's son and 10,709 shares of Comon Stock allocated to the account of Mr. Oswald under the Corporation's 401(k) Retirement Savings Plan. Mr. Oswald failed to certify to the Corporation his ownership of Common Stock. The Corporation requested that Mr. Oswald certify his beneficial ownership of Common Stock; however, this request was ignored. Therefore the informa-tion contained in this beneficial ownership table and this footnote is based upon Mr. Oswald's most recent Securities and Exchange Commission filing and the Corporation's 401(k) Retirement Savings Plan participant records.

(21) The percent of class assumes all outstanding stock options issued to the executive officers and non-employee directors have been exercised and, therefore, on a pro rata basis, 10,849,649 shares of Common Stock would be outstanding.

                             ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Corporation's business and affairs shall be managed by its Board of Directors. The Articles of the Corporation provide that until May 1, 2001, the minimum number of directors is thirteen. The By-laws otherwise provide that the number of directors shall not be less than five (5) nor more than twenty-five (25) and that the Board of Directors shall be divided into three classes, each class to be elected for a term of three years. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

     At the 2001 Annual Meeting of Shareholders, four (4) Class III Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. The four nominees who receive the highest number of votes cast at the Annual Meeting will be elected as Class III Directors.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the four (4) nominees named below. If any nominee should become unable to serve for any reason, Proxies will be voted in favor of such substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any nominee named will be unable to serve, if elected.

          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the nominees for Class III Directors, Class I Directors whose term expires in 2002, Class II Directors whose term expire in 2003 and executive officers.

                                    NOMINEES
                              CLASS III DIRECTORS
                              TO SERVE UNTIL 2004

                                      AGE AS OF          PRINCIPAL OCCUPATION FOR            DIRECTOR OR
                                      MARCH 19,        PAST FIVE YEARS AND POSITION      EXECUTIVE OFFICER OF
NAME                                     2001           HELD WITH THE CORPORATION         CORPORATION SINCE
----                                  ----------   ------------------------------------  --------------------
William H. Combs,                         53       Vice President, Draka USA Corp        (2001)
  III(3)(7)(8)(10)..................
Albert L. Evans, Jr.(5)(6)(7)(9)....      62       President of Evans Delivery and Vice  (1998)*
                                                     Chairman of the Corporation
Jeffrey W. Hayes(2)(5)(6)(8)........      54       President, Hayes Construction Inc.    (1998)**
Raman V. Patel(2)(7)(9).............      64       Retired owner of Raydyne              (1999)

                                   CONTINUING
                               CLASS I DIRECTORS
                              TO SERVE UNTIL 2002

                                      AGE AS OF          PRINCIPAL OCCUPATION FOR            DIRECTOR OR
                                      MARCH 19,        PAST FIVE YEARS AND POSITION      EXECUTIVE OFFICER OF
NAME                                     2001           HELD WITH THE CORPORATION         CORPORATION SINCE
----                                  ----------   ------------------------------------  --------------------

Richard D. Biever(1)(5)(6)(8).......      59       Vice President, Alpha Mills           (1998)*
                                                   Corporation
Richard T. Fenstermacher(1)(3)(4)...      58       Co-owner, Hadesty Hardware Co., Inc.  (1998)*
Ivan H. Gordon(1)(2)(7).............      67       Chairman, Gloray Company              (1998)**
Ezekiel S. Ketchum(5)(6)(9)(11).....      65       Retired President and Chief           (2001)
                                                   Operating Officer, Meridian Bancorp,
                                                     Inc. and Chairman of the
                                                     Corporation
CONTINUING
CLASS II DIRECTORS
TO SERVE UNTIL 2003

Frederick A. Gosch(3)(5)(6)(9)......      59       Chairman and Chief Financial Officer  (1998)*
                                                     Pflueger Insurance Agency, Inc.
Brian M. Hartline(6)(12)............      36       President, Chief Executive Officer    (2000)
                                                   of the Corporation Previous
                                                     occupation: Chief Operating
                                                     Officer USABancshares.com, Inc.;
                                                     Chief Financial Officer ML
                                                     Bancorp, Inc.
Alfred B. Mast(4)(5)(6)(8)..........      57       Vice-President, Mast and Moyer,       (1998)**
                                                     Insurance/Engle-Hambright and
                                                     Davies, Inc.
Wesley R. Pace(1)(5)(6).............      52       President, V.P. Development Co.       (1998)**
Floyd S. Weber(1)(3)................      68       Retired Partner, King's Potato Chip   (1998)**
                                                   Co. and King Distributing Co.

                               EXECUTIVE OFFICERS

                               AGE AS OF             PRINCIPAL OCCUPATION FOR
                               MARCH 19,        PAST FIVE YEARS AND POSITION HELD       EXECUTIVE OFFICER OF
NAME                              2001                 WITH THE CORPORATION              CORPORATION SINCE
----                           ----------   ------------------------------------------  --------------------
Brian M. Hartline............      36       President/Chief Executive Officer of        (2000)
                                              Corporation; Previous
                                              occupation -- Chief Operating Officer
                                              USA Bancshares. com, Inc.; Chief
                                              Financial Officer ML Bancorp, Inc.
Richard A. Ketner............      46       Executive Vice President/Chief of Retail    (1998)*
                                              Banking
Robert A. Kuehl..............      53       Executive Vice President/Chief Financial    (2000)
                                              Officer; Previous
                                              occupation -- Controller, WSFS Financial
                                              Corporation; Controller, ML Bancorp,
                                              Inc.; Chief Financial Officer, Global
                                              Processing Alliance
Ronald H. Muller.............      54       Executive Vice President/Chief Lending      (2000)
                                              Officer; Previous occupation -- Chief
                                              Financial Officer, Pohl Corporation;
                                              Senior Vice President, First Union
                                              National Bank
Andrew J. Rothermel..........      31       Executive Vice President/Secretary/General  (2000)
                                              Counsel; Previous
                                              occupation -- Attorney -- Golden, Masano
                                              & Bradley
Robert J. Smik...............      40       Executive Vice President/Chief of           (2000)
                                            Operations; Previous occupation -- Chief
                                              Information Officer, USABancshares.com,
                                              Inc.; Chief Information Officer, ML
                                              Bancorp, Inc.

---------------
   * Prior to March 1, 1995, named persons served as a Director or Executive Officer of either Bankers' Financial Services Corporation or Miners National Bancorp, Inc. ("Miners"). On March 1, 1995, Miners and Bankers' Financial Services Corporation merged and changed its name to Heritage Bancorp, Inc. ("Heritage"). On May 1, 1998, Heritage consolidated with BCB Financial Services Corporation ("BCB") and formed Main Street Bancorp, Inc. (the "Corporation").

  ** Prior to May 1, 1998, named persons served as Director or Executive Officer of BCB which consolidated with Heritage on May 1, 1998 and formed the Corporation.

 (1) Member of the Audit Committee. The committee recommends an outside auditor for the year, reviews the financial statements and delegates its authority through the internal audit function. This committee met 5 times in 2000.

 (2) Member of the Property Committee. This committee makes recommendations concerning building projects and space needs for the Corporation. This committee did not meet in 2000.

 (3) Member of the Insurance Committee. This committee meets on an as-needed basis between meetings of the Board of Directors to discuss insurance related matters. This committee met 1 time in 2000.

 (4) Member of the Executive Loan Committee. This committee meets the second Thursday of each month to review loan asset quality and credit related matters. This committee met 11 times in 2000.

 (5) Member of the Compensation Committee. This Committee meets on an as-needed basis between meetings of the Board of Directors to discuss compensation related matters. This committee met 3 times in 2000.

 (6) Member of the Executive Committee. This committee meets on an as-needed basis between meetings of the Board of Directors to decide and take action on any issues that require attention between Board Meetings. This committee also performs the functions of the Nominating Committee. This committee met 13 times in 2000.

 (7) Member of the Trust Committee. This committee meets on an as needed basis between meetings of the Board of Directors to discuss trust matters. This committee met 2 times in 2000.

 (8) Asset Liability Committee. This committee meets on a quarterly basis between meetings of the Board of Directors to discuss asset and liability management matters. This committee met 4 times in 2000.

 (9) Compliance Committee. This committee meets on an as needed basis between meetings of the Board of Directors to discuss compliance matters. This committee met 2 times in 2000.

(10) Appointed by the Board of Directors on March 27, 2001 to fill the vacancy created by the resignation of Nelson R. Oswald.

(11) Appointed by the Board of Directors on February 27, 2001 to fill the vacancy created by the resignation of Edward J. Edwards.

(12) Appointed by the Board of Directors on October 24, 2000 to fill the vacancy created by the resignation of Joseph P. Schlitzer.

     During 2000, the Corporation's Board of Directors held 8 board meetings and 41 committee meetings. In 2000, non-employee directors received Six Hundred Dollars ($600) for each Board of Directors' meeting and Three Hundred Dollars ($300) for each Committee meeting which they attended. In the aggregate, the Board of Directors of the Corporation received $203,100 for attending Board of Directors' meetings and Committee meetings of the Corporation. (This amount includes $50,100 in fees paid to directors of the Corporation who also serve as directors of the Corporation's banking subsidiary, Main Street Bank, for attending 8 meetings of the Bank Board.) Each Director of the Corporation also received a $3,000 retainer in 2000.

     All of the Directors attended at least 75% of the combined total number of meetings of the Board of Directors of the Corporation (held during the period which they served as a Director) and all Committees of the Board of Directors of the Corporation on which they served (during the periods that they served).

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation containing the information specified in the Corporation's By-laws. A shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee meets on a quarterly basis to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the outside auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers (NASD). The Corporation's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix 1. The Audit Committee met five times during the year ended December 31, 2000.

     The Corporation appointed Beard Miller Company LLP ("Beard") as outside auditors for the fiscal year ended December 31, 2000. In overseeing the preparation of the Corporation's financial statements, the Committee has reviewed and discussed with both management and the Corporation's outside auditors all financial statements. The Committee's review included discussion with Beard of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications With Audit Committees).

     With respect to the Company's outside auditors, the Committee received from Beard the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees)and discussed with Beard matters relating to that firm's independence. In that regard, the Committee has considered whether and determined that the provision by Beard of certain services in addition to its audit services is compatible with maintaining that firm's independence.

     Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program. In this regard, on June 1, 2000, the Committee recommended to the Board of Directors that the internal audit function be outsourced to Beard. The Board adopted the Committee's recommendation and the change was effective July 1, 2000. The Committee has and will continue to receive regular, quarterly reports from Beard and will closely monitor the results of this action.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 2000.

     Members of the Audit Committee:

                                          Richard T. Fenstermacher, Chairman
                                          Richard D. Biever
                                          Ivan H. Gordon
                                          Wesley R. Pace
                                          Floyd S. Weber

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Compensation Committee oversees executive compensation programs to ensure the Corporation attracts and retains high-caliber executives and to encourage management to align their interests with the interests of the shareholders by owning the Corporation's common stock.

     The role of the Committee is to approve executive salary adjustments, review the Corporation's obligations under employment contracts, administer the executive performance incentives (including establishing performance goals) and administer the Corporation's Stock Option Plans. Additionally, from time to time, the Committee reviews other human resources issues, including "qualified" and "non-qualified" benefits, management performance evaluation and succession planning.

     The Committee uses the following guidelines to evaluate and administer executive compensation:

     - Annually set conservative executive base salaries (approximating the 50th percentile of competitive practices) to ensure appropriate performance sensitivity and focus on long-term results.

     - Maintain a competitive annual incentive program rewarding executives for attaining goals consistent with the Corporation's long-term objectives, providing target and maximum annual total cash opportunities that approximate 25% to 50% of base salary.

     - Maintain competitive long-term incentives that align management's financial interests with those of the Corporation's shareholders, induce management ownership of the Corporation's Common Stock, support the achievement of the Corporation's long-term financial objectives and provide competitive long-term incentive reward opportunities.

     - Provide benefits through programs generally available to all employees supplemented by non-qualified arrangements, as appropriate.

     - "Competitive practices" are determined using the following:

        Compensation survey data from banking industry data bases.

        Peer compensation data from a group of multi-bank holding companies of comparable size located in Pennsylvania.

BASE COMPENSATION

     The base compensation levels of the CEO and the Executive Vice Presidents are set annually by the Committee, taking into consideration the factors discussed above.

     For 2000, the CEO's annualized base compensation was $250,000. The CEO also was granted options to purchase 30,000 shares of Corporation Common Stock following execution of an employment agreement with the Corporation dated November 1, 2000. The appointment of Brian M. Hartline as President and CEO of the

Corporation on August 8, 2000, and the determination of his compensation (utilizing the above factors), were the result of an extensive executive search by the Board of Directors, which included retention of an executive search firm, following the April, 2000 termination of former President and CEO Nelson R. Oswald.

PERFORMANCE BASED COMPENSATION

     The Corporation administers an annual executive incentive compensation plan through which participants can earn performance-based compensation. Only those officers recommended by the CEO and approved by the Committee are entitled to participate. For 2000, the plan provided for the payment of a bonus to the executive/senior management employees based on the following performance measures: corporate earnings, operating efficiency and individual performance.

     For 2000, no executive incentive bonus was paid to Mr. Hartline, due to his short tenure with the Corporation. Rather, the Corporation entered into an employment agreement with Mr. Hartline, discussed in greater detail on page 13 of this Proxy Statement.

STOCK OPTION PLAN

     Under the various Stock Option Plans, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to officers of the Corporation or its subsidiaries to align management and shareholder interests. The Compensation Committee sets guidelines for the size of stock option awards based on a recommendation each year from management. Although the size of awards to each participant is largely a subjective determination, factors considered include competitive compensation data from a list of peer group companies, the amount of options previously awarded to an officer and the value of unexercised in-the-money options at year-end. Target ownership levels range from a fraction of salary to two and one-half times salary. The Committee can elect not to award options.

     Stock options during 2000 were granted with an exercise price equal to 100% of the fair market value of the common stock on the date of the grant. All stock options vest anywhere from immediately to two years from date of grant. All stock options granted were either incentive or non-qualified stock options. No stock appreciation rights were granted during 2000.

     In December 2000, Mr. Hartline was granted options to acquire an aggregate of 30,000 shares of Corporation Common Stock at an exercise price of $5.813 per share. One-third of these options were immediately exercisable, with the remaining two-thirds vesting on the second and third anniversaries of the grant date.

DEFERRED COMPENSATION

     Effective October 14, 1999, the Board of Directors adopted a nonqualified deferred compensation plan for executives designated by the Board. The purpose of the plan is to encourage key executives to remain employed with the Corporation by providing them with a benefit in the form of deferred compensation payable upon their normal retirement. Under the plan, the Board specifies a fixed sum to be deposited in a separate investment account for the benefit of each participant. The Board may, but is not required to, deposit additional amounts in a participant's account following the initial funding. Account balances are invested under the direction of an investment manager selected by the Board. Participant account balances are paid prior to normal retirement only in the event of death, termination of employment for disability or a change in control of the Corporation. In addition, a participant whose employment terminates after age 55 but prior to normal retirement age can receive a reduced prorated benefit with any remaining balance in the account forfeited. During 2000, the Corporation made no contribution to this plan, and the termination of the employment of Nelson R. Oswald and Robert D. McHugh, Jr. resulted in the forfeiture of benefits for these executives. Richard A. Ketner is currently the sole participant under the plan.

                                          COMPENSATION COMMITTEE:

                                          Alfred B. Mast, Chairman
                                          Richard D. Biever
                                          Albert L. Evans, Jr.
                                          Frederick A. Gosch
                                          Jeffrey W. Hayes
                                          Wesley R. Pace

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Alfred B. Mast, a Director and Chairman of the Compensation Committee of the Board of Directors, is Vice President of Engle-Hambright and Davies, Inc., an insurance agency which received payments of approximately $58,000 in 2000 in connection with various insurance policies purchased by the Corporation through the agency. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

     Jeffrey W. Hayes, a Director and member of the Compensation Committee of the Board of Directors, is President of Hayes Construction, Inc., which received payments of approximately $1,430,000 in 2000 in connection with the construction of various branches of Main Street Bank. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 2000, 1999 and 1998 of those persons who were, at December 31, 2000, (i) Chief Executive Officer, (ii) Executive Officers of the Corporation to the extent such executive officers' total annual salary and bonus exceeded $100,000 and (iii) former executives whose total annual salary and bonus exceeded $100,000 during the year prior to their termination of employment. There were no other executive officers for whom disclosure would have been provided but for the fact that such individuals were not serving at the end of the 2000 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                               ANNUAL COMPENSATION              ------------
                                     ----------------------------------------    SECURITIES
                                                                   OTHER         UNDERLYING
                                                                  ANNUAL          OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)    BONUS($)    COMPENSATION($)     SARS(#)      COMPENSATION($)
---------------------------   ----   ---------    --------    ---------------   ------------   ---------------
Brian M. Hartline,..........  2000     91,346          --           --             30,000                --
  Chief Executive Officer     1999         --          --           --                  0                --
  And President               1998         --          --           --                  0                --
Richard A. Ketner,..........  2000    185,296(1)   13,034(2)        --             12,000            13,434(5)
  Executive Vice President,   1999    179,714      19,982           --             35,000            12,300
  Chief of Retail Banking     1998    146,889     106,520           --             12,840            10,666
Andrew J. Rothermel,........  2000    105,408      20,000           --             26,000             8,816(5)
  Executive Vice President,   1999     51,039       5,750           --                 --             3,737
  Secretary and General
     Counsel                  1998      3,846          --           --                 --                --
Nelson R. Oswald,...........  2000    133,682      21,724(3)        --             18,000(4)      1,608,583(6)
  Former Chairman of the      1999    309,369      33,304           --             60,000            12,300
  Board, President and CEO    1998    220,379     193,491           --             21,400            12,300
Robert D. McHugh, Jr........  2000    173,969      13,034(2)        --             12,000(4)        962,307(6)
  Former Executive Vice       1999    179,714      19,982           --             35,000            12,300
  President and Treasurer     1998    149,421     131,072           --             12,840            10,666
Steven A. Ehrlich...........  2000    124,702          --           --              6,000(4)        134,342(6)
  Former Executive Vice       1999     90,000          --           --             25,000             7,292
  President of Lending        1998     78,500      43,477           --              3,619             5,017

---------------
(1) Does not include amounts accrued for the account of Mr. Ketner under the Corporation's nonqualified deferred compensation plan. Amounts are distributed from a participant's account under the plan only at normal retirement age or earlier upon the death or disability of the participant or a change in control of the Corporation. A participant can also elect to receive a reduced benefit upon a termination of employment on or after age 55 in which case any remaining balance in the account is forfeited.

(2) 2000 bonus includes the fair value of 1,284 shares of Common Stock granted to Messrs. Ketner and McHugh, which equalled $13,034 at February 24, 2000.

(3) 2000 bonus includes the fair value of 2,140 shares of Common Stock granted to Mr. Oswald which equalled $21,724 at February 24, 2000.

(4) Stock options granted to Messrs. Oswald, McHugh and Ehrlich in January 2000. Options expired three months after the executive's termination.

(5) Amounts shown include contributions by the Corporation on behalf of the named individuals to the Corporation's 401(k) Retirement Savings Plan and the Corporation's Money Purchase Plan.

(6) Other compensation includes severance payments accrued on behalf of each executive upon termination of employment under the terms of the executive's employment contract.

     The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 2000 to the named executives:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

              (A)                     (B)            (C)            (D)          (E)          (F)         (G)
                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                   NUMBER OF      % OF TOTAL                                    STOCK PRICE
                                  SECURITIES     OPTIONS/SARS                                APPRECIATION FOR
                                  UNDERLYING      GRANTED TO    EXERCISE OR                     OPTION TERM
                                 OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
                                 GRANTED(#)(1)   FISCAL YEAR      ($/SH)         DATE        5%($)      10%($)
                                 -------------   ------------   -----------   ----------   ---------   ---------
Brian M. Hartline..............     30,000          13.39%        $5.813       12/17/10     112,832     297,691
Richard A. Ketner..............     12,000           5.36%        $9.688        1/24/10      75,219     198,454
Andrew J. Rothermel............      4,000           1.79%        $9.688        1/24/10      25,073      66,151
Andrew J. Rothermel............     22,000           9.82%        $9.313        5/28/10     132,563     349,749
Nelson R. Oswald...............     18,000(2)        8.04%        $9.688        1/24/10          --          --
Robert D. McHugh, Jr...........     12,000(2)        5.36%        $9.688        1/24/10          --          --
Steven A. Ehrlich..............      6,000           2.68%        $9.688        1/26/10          --          --

---------------
(1) All amounts represent either incentive stock options, or non-qualified stock options; no SARs or SARs granted in tandem with options were granted during 1999. Terms of outstanding incentive options are for a period of ten years from the date the option is granted. Terms of outstanding non-qualified options are for a period of ten years and one month from the date the option is granted. In the event an option holder ceases to be employed other than by reason of retirement, death or disability, the option shall remain exercisable for three months from the date cessation of employment (but not later than the end of the option term) to the extent the option was exercisable at the time of cessation of employment.

(2) Messrs. Oswald and McHugh did not exercise options prior to the expiration of 3 months after termination of their respective employment and therefore the options lapsed.

     The following table sets forth information concerning the exercise of options to purchase the Corporation's Common Stock by the named executive officers during the fiscal year ended December 31, 2000 as well as the number of securities underlying unexercised options and the potential value of unexercised in-the-money options as of December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                                      VALUE OF UNEXERCISED
                            SHARES                     NUMBER OF SECURITIES               IN-THE-MONEY
                          ACQUIRED ON     VALUE       UNDERLYING OPTIONS/SARS             OPTIONS/SARS
                           EXERCISE      REALIZED      AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END
NAME                          (#)         ($)(2)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(3)
----                      -----------    --------    -------------------------    ----------------------------
Brian M. Hartline.......        --            --            10,000/20,000                $11,875/$23,745
Richard A. Ketner.......        --            --             76,337/5,000                       1,975/0
Andrew J. Rothermel.....        --            --                 26,000/0                           0/0
Nelson R. Oswald........    20,108        37,481                      0/0                           0/0
Robert D. McHugh, Jr....        --            --          66,398/5,000(4)                           0/0
Steven A. Ehrlich.......       474           704             34,180/6,578                         211/0

---------------
(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 2000 or outstanding at fiscal year-end 2000.

(2) Represents the aggregate market value of the underlying shares of Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 2000. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock on December 31, 2000.

(4) Represents options as of December 31, 2000. Options expired 90 days after termination of executive's employment.

EXECUTIVE EMPLOYMENT AGREEMENT

     Messrs. Hartline, Ketner, Kuehl, Rothermel, and Smik each have an Executive Employment Agreement with the Corporation.

     The Executive Employment Agreements specify the Executive's position and duties, term of employment, compensation, benefits, indemnification and termination rights.

     Mr. Hartline's agreement is dated November 1, 2000, and extends through December 31, 2003. Under the terms of his Executive Employment Agreement, Mr. Hartline was entitled to an annualized salary during 2000 of $250,000. Mr. Hartline also received certain employee benefits including health insurance, vacation days, an automobile allowance and a country club membership. Mr. Hartline's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or if he terminates his employment for "Good Reason", as defined therein, he is entitled to certain salary continuation benefits equal to the greater of his base salary payable over the balance of the term of the agreement or twenty-four months. In the event of Mr. Hartline's termination following a change in control, as defined therein, he will be paid an amount equal to three times the sum of the highest annualized based salary paid to him during the year of termination or the immediately preceding two calendar years and the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Amounts payable under the agreement will be grossed up to neutralize the effects of
Section 280G of the Internal Revenue Code. In the event of a change in control, Mr. Hartline also is entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

     Mr. Ketner's agreement is dated August 1999, and extends through December 31, 2001. Under the terms of his Executive Employment Agreement, Mr. Ketner was entitled to an annualized salary during 2000 of $185,296, plus a grant of 1,284 shares of the Corporation's common stock. Mr. Ketner also receives certain employee benefits including life insurance, disability and health insurance, vacation days, a supplemental retirement plan and a company-provided automobile. Mr. Ketner's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or if he terminates his employment for "Good Reason", as defined therein, or if he terminates as a result of a "change in control," as defined therein, he is entitled to certain payments equal to three times the sum of (1) either the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and (2) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Amounts payable under the agreement will be grossed up to neutralize the effects of
Section 280G of the Internal Revenue Code. In the event of a change in control, Mr. Ketner also is entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

     Mr. Kuehl's agreement is dated November 1, 2000, and extends through December 31, 2003. Under the terms of his Executive Employment Agreement, Mr. Kuehl was entitled to an annualized salary during 2000 of $120,000. Mr. Kuehl also receives certain employee benefits including health insurance, vacation days, and an automobile allowance. Mr. Kuehl's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein or he terminates his employment for "Good Reason", as defined therein, he is entitled to certain salary continuation benefits equal to the greater of base salary payable over the balance of the term of the agreement or twelve months. In the event of Mr. Kuehl's termination following a change in control, as defined therein, he will be paid an amount equal to two times the sum of the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. In the event of a change in control, Mr. Kuehl also is entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

     Mr. Rothermel's agreement is dated November 1, 2000, and extends through December 31, 2003. Under the terms of his Executive Employment Agreement, Mr. Rothermel was entitled to an annualized salary during 2000 of $140,000. Mr. Rothermel also receives certain employee benefits including life insurance, disability and health insurance, vacation days, a supplemental retirement plan, an automobile allowance and a country club membership. Mr. Rothermel's agreement provides that if he is terminated by the Corporation other than for "Cause," as defined therein or if he terminates his employment for "Good Reason", as defined therein, he is entitled to certain salary continuation benefits equal to the greater of base salary payable over the balance of the term of the agreement or twelve months. In the event of Mr. Rothermel's termination following a change in control, he will be paid an amount equal to two times the sum of the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. In the event of a change in control, Mr. Rothermel also is entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

     Mr. Smik's agreement is dated November 1, 2000, and extends through December 31, 2003. Under the terms of his Executive Employment Agreement, Mr. Smik was entitled to an annualized salary during 2000 of $125,000. Mr. Smik also receives certain employee benefits including life insurance, disability and health insurance, vacation days, a supplemental retirement plan and an automobile allowance. Mr. Smik's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or if he terminates his employment for "Good Reason", he is entitled to certain salary continuation benefits equal to the greater of his base salary payable over the balance of the term of the agreement or twelve months. In the event of Mr. Smik's termination following a change in control, as defined therein, he will be paid an amount equal to two times the sum of the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. In the event of a change in control, Mr. Smik also is entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock with the cumulative total return on (i) the Nasdaq Stock Market Index, (ii) the Nasdaq Bank Stock Index and (iii) a peer group index, the SNL $1 Billion-$5 Billion Bank Index. The comparison assumes an initial investment of $100 with dividends reinvested over the periods indicated. The performance begins May 1, 1998, the date the Corporation was formed as a result of the merger between BCB Financial Services Corporation and Heritage Bancorp, Inc.

---------------     [Main Street Bancorp. Performance Graph]

                                                               Period Ending
                         ------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
         Index             05/01/98     06/30/98     12/31/98     06/30/99     12/31/99     06/30/00     12/31/00
-------------------------------------------------------------------------------------------------------------------
 Main Street Bancorp,
   Inc.                     100.00        87.30        83.11        65.91        46.03        42.73        34.55
 NASDAQ -- Total US*        100.00       100.79       118.18       144.99       219.64       214.35       132.18
 NASDAQ Bank Index*         100.00        96.29        92.32        95.11        88.75        78.02       101.34
 SNL $1B-$5B Bank Index     100.00        97.24        90.68        90.60        83.34        75.16        94.57

---------------
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

CERTAIN TRANSACTIONS

     Certain directors, executive officers of the Corporation, beneficial owners of 5% or more of the Common Stock and their affiliates were customers of and had transactions with Main Street Bank, the Corporation's wholly-owned bank subsidiary, in the ordinary course of business during the Bank's fiscal year ended December 31, 2000. Similar transactions may be expected to take place in the future. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

     Hayes Construction, Inc., a construction company of which Jeffrey W. Hayes, a director of the Corporation, is President, received payments of approximately $1,430,000 in 2000 and $4,549,000 in 1999, in connection with the on-going construction of various Bank branches. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

     Engle-Hambright and Davies, Inc., an insurance agency of which Alfred B. Mast, a director of the Corporation, is Vice President, received payments of approximately $58,000 and $62,000 in 2000 and 1999, respectively, in connection with various insurance policies the Corporation has purchased through the insurance agency. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

     At December 31, 2000, the Bank had total loans outstanding and commitments to loan to directors, executive officers, beneficial owners of 5% or more of the Common Stock and their affiliates of $13,326,000, or approximately 15.0% of the total consolidated equity capital as of that date. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loans did not involve more than the normal risk of collectibility or present other unfavorable features.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Beard Miller Company, LLP as the Corporation's independent certified public accountants for 2001. Representatives of Beard expect to attend the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so and respond to appropriate questions. Beard served as the Corporation's independent certified public accounts for the 2000 fiscal year.

     The following is a discussion of fees related to services provided by Beard to the Corporation:

AUDIT FEES

     Aggregate fees billed for Beard's audit of the Corporation's 2000 consolidated financial statements for the year ended December 31, 2000 and for its review of Form 10-Q filings made with the Securities and Exchange Commission during the year were $104,000.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     Beard did not perform any financial information systems design and implementation services for the Corporation in 2000.

ALL OTHER FEES

     Fees billed for other services rendered by Beard to the Corporation during the fiscal year ended December 31, 2000 totaled $198,170. Other services rendered included:

                      Internal Audit Outsourcing Services
                             Tax Return Preparation
                      Tax Projects, Research and Planning
                      Audit of Four Employee Benefit Plans
                       1999 FDICIA and Regulation O Work
                                  Branch Sales
                      Other Restructuring/Special Charges
                               Student Loan Audit
                                FRB Examination

SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 2002 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Corporation at its principal executive offices in Reading, Pennsylvania, no later than November 21, 2001.

     A shareholder proposal not submitted in accordance with these requirements will not be included in the Corporation's proxy materials but may nonetheless by presented at the annual meeting of shareholders in 2002 in accordance with the Corporation's Bylaws. To be so presented, the shareholder desiring to submit the proposal must notify the Secretary of the Corporation not less than sixty (60) days prior to the date of the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms.

     Based solely on its review of the copies of such forms furnished to the Corporation, the Corporation believes that, during the fiscal year ended December 31, 2000, its officers, directors, and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements, with the exception of a Form 4 required to be filed by Mr. Ehrlich in connection with the purchase of common stock through the exercise of stock options, which was filed late.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                                                                      APPENDIX 1

                            AUDIT COMMITTEE CHARTER

     In accordance with the By-laws of the Corporation (Article III Section
303), the Audit Committee is established as a sub committee reporting periodically to the Board of Directors. The Audit Committee shall be composed of no less than five directors who are independent of management of the Corporation and are free of any relationship that, in the opinion of the Board would interfere with their exercise of judgment as a committee member. The number of such directors shall be determined from time to time by the Board.

     The Audit Committee shall provide assistance to the Board in fulfilling their responsibilities to the shareholders. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies/procedures and assuring the safeguarding of all corporate assets. In so doing, it is the responsibility of the Audit Committee to maintain open lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Corporation.

     In carrying out these responsibilities, the Audit Committee will:

          1. Review and recommend to the Board the external auditors to be selected to conduct the annual audit of the financial records of the Corporation. Review audit and consulting fees of the external auditors.

          2. Meet with the external auditors and financial management of the Corporation to review the scope of the annual audit for the current year and at the conclusion thereof, review such audit findings. This review will include both the external auditors recommendations and the related management response.

          3. Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Corporation and elicit any recommendations that they may have for the improvement of such control procedures. Particular attention should be given to the adequacy of such controls to expose any payments, transactions or other procedures, which might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review Corporate policy statements in terms of their adequately representing the Corporate Code of Conduct.

          4. Review the Corporate Audit Department's proposed audit schedule for the coming year and the coordination of such programs with the external auditors year-end requirements. Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

          5. Monitor the activities of the Chief Auditor and ensure that under his direction, the Corporate Audit Department adequately discharges responsibilities for the examination, review and reporting to the Audit Committee that:

             a) Internal accounting and financial controls of reporting entities are adequate and efficient and can be relied upon to produce accurate financial information

             b) Internal controls of reporting entities adequately safeguard the assets of the Corporation

             c) Financial statements of reporting entities are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles and requirements of the various regulatory bodies

             d) all reporting entities are in compliance with FDIC, FRB, and all other Federal and State laws and regulations

             e) Control over the development, maintenance and operation of EDP systems are sufficient to ensure the accuracy, security and completeness of data processing results

          6. Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which summarizes the findings of all audit engagements completed during the period.

          7. Review all reports on examinations made by the various regulatory agencies and evaluate management's responses to them.

          8. Minutes of the Audit Committee meetings shall be submitted to the Board of Directors at the next regular Board meeting.

     The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

     In performance of its duties, the Committee shall meet at least 4 times per year and have full use of the Bank's internal audit resources and engage, at the Bank's expense, independent counsel to advise the Committee in discharging its duties.

           MAIN STREET BANCORP, INC.                      Please mark
ANNUAL MEETING OF SHAREHOLDERS - MAY 2, 2001              your votes as      [X]
                                                          indicated in
                                                          this example



MATTER NO. 1 ELECTION OF CLASS III DIRECTORS

                           WITHHOLD         NOMINEES FOR CLASS III DIRECTORS    Check Box if You Plan to Attend Meeting
  FOR all nominees         AUTHORITY        William H. Combs, III,
listed to the right     to vote for all     Albert L. Evans, Jr.                                                             [  ]
 (except as marked         nominees         Jeffrey W. Hayes,                   Number attending____________________
  to the contrary)    listed to the right   Raman V. Patel,
       [  ]                 [  ]

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)


____________________________________________________________

                                    NOTE: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

                                    Dated ________________________________, 2001


                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                              Signature if held jointly

                                                       (OVER)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                            MAIN STREET BANCORP, INC.
                       THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred B. Mast and Albert L. Evans, Jr., my/our true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all the Common Stock of the Corporation, standing in my name on its books on March 19, 2001, at the Annual Meeting of Shareholders to be held at the Lincoln Hotel Plaza and Conference Center, 5th and Washington Streets, Reading, Pennsylvania, on Wednesday, May 2, 2001 at 3:00 P.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. THIS PROXY ALSO WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The votes shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of Main Street Bancorp, Inc. common stock held.

Please vote and sign on the reverse side. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 30, 2001, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE